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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Caremark Rx, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Caremark Rx, Inc.
3000 Galleria Tower, Suite 1000
Birmingham, Alabama 35244

March 25, 2002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, MAY 7, 2002

        The 2002 annual meeting of stockholders of Caremark Rx, Inc. will be held at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, on Tuesday, May 7, 2002, at 10:00 a.m. Central Time, for the following purposes:

  1.
  Election of four directors, each to serve for a term of three years.

  2.
  Any other matters that properly come before the meeting.

        Stockholders of record at the close of business on March 22, 2002 are entitled to vote at the meeting or any postponement or adjournment thereof.

        Please review the voting options on the attached proxy card and submit your vote promptly. If you attend the annual meeting, you may revoke your proxy and vote in person if you desire to do so, but attendance at the annual meeting does not itself serve to revoke your proxy.

By Order of the Board of Directors,

Sara J. Finley
 Corporate Secretary

Caremark Rx, Inc.

PROXY STATEMENT

        This Proxy Statement contains information related to the annual meeting of stockholders of Caremark Rx, Inc. ("Caremark Rx" or the "Company") to be held on Tuesday, May 7, 2002, at 10:00 a.m. Central Time, at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, and at any postponements or adjournments thereof. This Proxy Statement is being mailed to the Company's stockholders on or about March 25, 2002.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of four directors. In addition, the Company's management will report on the performance of the Company during 2001 and respond to questions from stockholders.

Who is entitled to vote?

        Only stockholders of record at the close of business on the record date, March 22, 2002, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. A broker non-vote occurs when a brokerage firm or other nominee does not vote shares on a particular proposal because it does not have discretionary voting power on that item and has not received voting instructions from the beneficial owner of the shares. On March 22, 2002, there were 233,823,068 shares of common stock of the Company outstanding and entitled to vote at the meeting.

What is required to elect a director?

        The affirmative vote of a plurality of the votes cast at the meeting is required for the election of a director. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no effect on the election of directors.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder (that is, if you hold your stock in your own name) and attend the meeting, you may deliver your completed proxy card in person.

Can I vote by telephone or electronically?

        If you are a registered stockholder, you may vote by telephone or electronically through the Internet, by following the instructions included on your proxy card.

        If your shares are held in "street name," you will need to contact your broker or other nominee to determine whether you may vote by telephone or electronically.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if you file, with the Corporate Secretary of the Company, either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended for your proxy if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

        The Board recommends a vote FOR election of the nominated slate of directors (see below). Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

ITEM 1: ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes, each having a three-year term. The terms expire in successive years. The Board of Directors has been composed of 11 members since the 2001 annual meeting. The current terms of the Company's Class II directors, Edwin M. Crawford, James H. Dickerson, Jr., Kristen E. Gibney Williams, and Edward L. Hardin, Jr., will end at the 2002 annual meeting.

Class II Director Nominees

        The Board proposes the following slate of four Class II director nominees to stand for reelection at the 2002 annual meeting, to hold office until the 2005 annual meeting and until his or her successor is elected and qualified. If the slate of nominees is approved by the stockholders, the Board of Directors will continue to have 11 members.

        Edwin M. Crawford, 53, was named Chairman of the Board of Directors in December 1998. He has served as Chief Executive Officer and as a director of the Company since March 1998, and served as President of the Company from March 1998 until May 2000. From 1990 until March 1998, Mr. Crawford was with Magellan Health Services, Inc., a specialty managed healthcare company, where he served as Chairman of the Board, President and Chief Executive Officer from 1993 until March 1998, and as President and Chief Operating Officer from 1992 until 1993. Mr. Crawford is a director and a member of the compensation committee of Genesis Health Ventures, Inc., which provides eldercare services.

        James H. Dickerson, Jr., 55, has been a member of the Board of Directors since February 1999. He has been President and Chief Operating Officer since May 2000. Mr. Dickerson joined the Company as Executive Vice President and Chief Financial Officer in May 1998. Mr. Dickerson was Senior Vice President and Chief Financial Officer of Aetna U.S. Healthcare, a healthcare benefits company, from March 1994 until January 1998.

        Kristen E. Gibney Williams, 53, has been a member of the Board of Directors since February 1999. From January 1994 until January 1997, she was the Corporate Vice President responsible for the prescription benefit management business of Caremark International Inc., which the Company acquired in September 1996.

        Edward L. Hardin, Jr., 61, has been a member of the Board of Directors since May 2000. He has been Executive Vice President and General Counsel of the Company since June 1998. From September 1965 until June 1998, Mr. Hardin was engaged in the private practice of law in Birmingham, Alabama, where he was senior principal in the law firm of Hardin & Hawkins. Mr. Hardin is a member of the American Bar Association and the Alabama Bar Association. He has been selected as a member of the American Board of Trial Advocates and is a member of the Alabama Trial Lawyers Association, having served as its President in 1975-1976. In February 2002, Mr. Hardin was appointed to the Wilson Council, a group of private citizens which advises the Board of Trustees of the Woodrow Wilson International Center for Scholars, based in Washington, D.C. Mr. Hardin received his law degree from the University of Alabama School of Law, where he served on the Editorial Board of the Law Review.

OTHER ITEMS FOR CONSIDERATION

        As of the date of this Proxy Statement, the Company knows of no business to be presented for consideration at the annual meeting other than the election of directors. If any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed forms returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

GENERAL INFORMATION ABOUT THE COMPANY

DIRECTORS CONTINUING IN OFFICE

Class I Directors

        The current terms of the following Class I directors will expire at the 2004 annual meeting of the stockholders.

        Edwin M. Banks, 39, has been a member of the Board of Directors since May 2000. Mr. Banks has served as Portfolio Manager for W.R. Huff Asset Management Company, a venture capital firm, since June 1988. He is also a director of e.spire Communications and Rymer Foods, Inc.

        Colleen Conway-Welch, Ph.D., 57, has been a member of the Board of Directors since May 2001. Dr. Conway-Welch has been the Dean of the Vanderbilt University School of Nursing since 1984. She is also a director of Ardent Health Services, which provides psychiatric and substance abuse services; RehabCare Group, a provider of temporary healthcare staffing and physical rehabilitation program management; American Physicians' Network, which manages cardiology networks; and Get Well Centers, LLC, which operates day care centers for sick children. In addition, Dr. Conway-Welch is a founder and director of Pinnacle Bank in Nashville, Tennessee.

        Roger L. Headrick, 65, has been a member of the Board of Directors since September 1996. He is Managing General Partner of HMCH Ventures, a private venture capital investment partnership. He is also Chairman of the Board of New Biotics, Inc., a private research company developing drugs to treat human cancer and infectious disease. He was the President and Chief Executive Officer of the privately-held Minnesota Vikings Football Club from January 1991 until August 1998. Additionally, since June 1989, Mr. Headrick has been President and Chief Executive Officer of ProtaTek International, Inc., a private bioprocess and biotechnology company that develops and manufactures animal vaccines. Prior to 1989, he was Executive Vice President and Chief Financial Officer of The Pillsbury Company, a food manufacturing and processing company. Mr. Headrick serves as a director and member of the compensation committee of Crompton Corporation and Rahr Malting Company.

Class III Directors

        The current terms of the following Class III directors will expire at the 2003 annual meeting of the stockholders.

        C. David Brown II, 50, has been a member of the Board of Directors since March 2001. He was the Managing Partner of the Orlando office of Broad and Cassel from 1989 until March 2000, when he became Chairman of the Firm. Mr. Brown also serves as General Counsel for the Greater Orlando Aviation Authority, which manages and governs Orlando International Airport; eminent domain counsel for the Orlando/Orange County Expressway Authority; and Chairman of The Florida Transportation Commission. In addition, Mr. Brown serves as Chairman of the Aviation Committee, Chairman of the NTC Reuse Commission, a member of the Committee of 100 for the Republican Party of Florida, and a member of the Finance Chair-Central Florida for the Jeb Bush for Governor campaign. Mr. Brown is also Chief Executive Officer and Chairman of the Board of Florida U.S.A., Inc. and Banning Lewis Ranch, Inc. Mr. Brown received his law degree from the University of Florida College of Law, and is a member of the Florida Bar Association. Between receipt of his undergraduate degree in 1973 and commencement of law school, Mr. Brown served as an officer in the United States Air Force.

        Harris Diamond, 49, has been a member of the Board of Directors since May 2000. Mr. Diamond is the Chief Executive Officer of Weber Shandwick Worldwide, a public relations firm. Mr. Diamond was the Chief Executive Officer of BSMG Worldwide, a unit of True North Communications, from October 1995 until June 2001, when True North Communications was acquired by the Interpublic Group of Companies and BSMG Worldwide was merged with Weber Shandwick Worldwide. Mr. Diamond is also a director for the Council of Public Relations Firms.

        Ted H. McCourtney, 63, has been a member of the Board of Directors since August 1993. He was a general partner of Venrock Associates, a venture capital firm, from 1970 until June 2000. Mr. McCourtney is a director of NTL, Inc. and Visual Networks, Inc.

        C.A. Lance Piccolo, 61, has been Vice Chairman of the Board of Directors since September 1996. He has been the President and Chief Executive Officer of HealthPic Consultants, Inc., a private company, since September 1996. From August 1992 until September 1996, he was Chairman of the Board of Directors and Chief Executive Officer of Caremark International Inc. From 1987 until November 1992, Mr. Piccolo was an Executive Vice President of Baxter International, Inc., a healthcare company, and from 1988 until November 1992, he served as a director of Baxter. Mr. Piccolo also serves as a director of and a member of the compensation and audit committees for both Crompton Corporation and NovaMed Eyecare, Inc., and as a director for Physician Dynamics, Inc.

EXECUTIVE OFFICERS

        Mr. Crawford serves as Chairman of the Board of Directors and also serves as an executive officer. Mr. Dickerson and Mr. Hardin, who are directors of the Company, also serve as executive officers. The following individuals are non-director executive officers of the Company.

        John J. Arlotta, 52, became a consultant for the Company on February 25, 2002. Mr. Arlotta was President and Chief Operating Officer of the Company's Caremark Pharmaceutical Services Group from May 1998 until February 25, 2002. From September 1997 until May 1998, he served as Chief Operating Officer of Caremark Pharmaceutical Services Group. Mr. Arlotta joined the Company in 1996 as President of the Company's therapeutic services business.

        Charles C. Clark, 52, has been Executive Vice President of Corporate Strategies since May 1998. From January 1997, when he joined the Company, until May 1998, he was Senior Vice President and Chief Tax Officer. Prior to joining the Company, Mr. Clark was with KPMG Peat Marwick for 21 years, having served as Tax Partner in charge of the Birmingham, Alabama office and leader of tax services for the Health Care & Life Sciences practice in the Southeast. Mr. Clark is a Certified Public Accountant who holds memberships in the American Institute of Certified Public Accountants and the Alabama and Mississippi Societies of Certified Public Accountants.

        Peter J. Clemens IV, 37, has been Senior Vice President of Finance and Treasurer of the Company since May 1998. From 1995 until May 1998, he was Vice President of Finance and Treasurer of the Company. From 1991 to 1995, Mr. Clemens served in corporate banking with Wachovia Bank of Georgia, N.A. Mr. Clemens was employed with AmSouth Bank, N.A. from 1987 to 1989. He received a Masters Degree in Business Administration from Vanderbilt University in 1991.

        Sara J. Finley, 41, has been Senior Vice President, Assistant General Counsel and Corporate Secretary since August 1998. She joined the Company in November 1995 as Vice President-Legal Services. She was Director of Legal Affairs at Flexel, Inc. in Atlanta, Georgia from November 1993 until November 1995, a partner and associate at the Kutak Rock law firm in Atlanta from April 1987 until November 1993 and an associate with Maynard, Cooper and Gale, P.C. in Birmingham, Alabama from October 1985 until April 1987. She is admitted to the Alabama State Bar and the State Bar of Georgia. Ms. Finley received her law degree from Vanderbilt University School of Law in 1985.

        Bradley S. Karro, 40, has been Executive Vice President of Corporate Development of the Company since October 1999. From May 1998 through September 1999, he served as the President and Chief Operating Officer-California responsible for all physician practice management operations in that state. Mr. Karro has served as the President, Chief Executive Officer and a director of MedPartners Provider Network, Inc. ("MPN"), a wholly-owned subsidiary of the Company, since May 1999. Mr. Karro served as the Chief Operating Officer and as a director of MPN from July 1998 through March 1999. In March 1999, the Department of Corporations of the State of California appointed a conservator for the business operations of MPN who placed MPN into bankruptcy. A plan of reorganization was confirmed for MPN in September 2000. From February 1996 through May 1998, Mr. Karro served as the President, Chief Executive Officer and director of Maternicare, Inc., a physician practice management company. Prior to Maternicare, he served for three years as the President, Chief Operating Officer and director of Beech Street Corporation, a national managed care company. He received an Honors Degree in Business Administration from the University of Western Ontario in 1984.

        Kirk McConnell, 41, has been Executive Vice President and Chief Administrative Officer of the Company since June 2000. From September 1998 through June 2000, Mr. McConnell served as Senior Vice President of Human Resources for the Company, and from October 1997 through September 2000, he was Vice President-Employee Relations and Labor Counsel for the Company. From August 1994 through October 1997, Mr. McConnell served as Corporate Compliance Officer and Vice President-Administration for Magellan Health Services, Inc., a specialty managed healthcare company. Mr. McConnell received his law degree from the University of Florida College of Law.

        Howard A. McLure, 45, has been Executive Vice President and Chief Financial Officer of the Company since May 2000. Mr. McLure joined the Company as Senior Vice President and Chief Accounting Officer in June 1998. From 1995 to 1998, Mr. McLure was Senior Vice President and Controller of Magellan Health Services, Inc., a specialty managed healthcare company. Mr. McLure was also a director of Charter Behavioral Health Systems, LLC, a psychiatric hospital chain, through June 1998. Mr. McLure is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. McLure is also a trustee for the Birmingham Area Chamber of Commerce.

        Mark S. Weeks, 39, has been Senior Vice President of Finance and Controller of the Company since March 2000. From June 1994 until March 2000, Mr. Weeks was Vice President of Finance and Controller

of the Company. From 1985 to 1994, Mr. Weeks was with Ernst & Young LLP, most recently as Senior Manager. Mr. Weeks is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

        The following table shows the amount of common stock of the Company beneficially owned by those persons known to the Company to be the beneficial owners of more than 5% of the Company's stock. Except as indicated, all information is as of December 31, 2001.

Name	Aggregate Number of Shares Beneficially Owned		Percent of Shares Outstanding(1)
A I M Management Group, Inc. 11 Greenway Plaza, Suite 100 Houston, Texas 77046	12,662,140	(2)	5.44%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	11,746,936	(3)	5.05%
Morgan Stanley Dean Witter & Co. 1585 Broadway New York, New York 10036	12,161,216	(4)	5.23%
Putnam Investments, LLC One Post Office Square Boston, Massachusetts 02109	14,720,894	(5)	6.33%

(1)
Based on 232,651,722 shares outstanding on December 31, 2001.

(2)
This information is based on a Schedule 13G filed on February 6, 2002 by A I M Management Group Inc., which reported that at December 31, 2001, it had sole power to vote or direct the vote of 12,662,140 shares and sole power to dispose or direct the disposition of 12,662,140 shares. It reported no shared voting power or shared dispositive power over such shares.

(3)
This information is based on a Schedule 13G filed on February 14, 2002 by FMR Corp., which reported that at December 31, 2001, it had sole power to vote or direct the vote of 790,060 shares and sole power to dispose or direct the disposition of 11,746,936 shares. It reported no shared voting power or shared dispositive power over such shares.

(4)
This information is based on a Schedule 13G filed on February 13, 2002 by Morgan Stanley Dean Witter & Co., which reported that at December 31, 2001, it had shared power to vote or direct the vote of 6,571,339 shares and shared power to dispose or direct the disposition of 12,161,216 shares. It reported no sole voting power or sole dispositive power over such shares.

(5)
This information is based on a Schedule 13G filed on February 5, 2002 by Putnam Investments, LLC ("PI"), which reported that at December 31, 2001, it had shared power to vote or direct the vote of 157,926 shares and shared power to dispose or direct the disposition of 14,720,894 shares. It reported no sole voting power or sole dispositive power over such shares. PI shares power to vote or direct the vote of 157,926 shares with The Putnam Advisory Company, LLC ("PAC") and shares power to dispose or direct the disposition of 334,350 shares with PAC. PI shares power to dispose or direct the disposition of 14,386,544 shares with Putnam Investment Management, LLC ("PIM"). Each of PIM and PAC is a direct wholly-owned subsidiary of PI.

STOCK OWNERSHIP OF MANAGEMENT

        The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by each of the Company's directors, certain executive officers and the directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of March 22, 2002 when there were 233,823,068 shares outstanding. Shares of the Company's common stock subject to options held by the directors and executive officers that are exercisable within 60 days of March 22, 2002 are deemed outstanding for the purpose of computing their beneficial ownership individually and as a group. The Chief Executive Officer and the four other most highly compensated executive officers as of December 31, 2001 are included in this table. These individuals may be referred to collectively in this Proxy Statement as the "Named Executive Officers."

Name	Position Held	Aggregate Number of Shares Beneficially Owned(1)	Percent of Shares Outstanding
Edwin M. Crawford	Chief Executive Officer, Chairman of the Board and Director	8,326,000	3.56%
John J. Arlotta	President and Chief Operating Officer, Caremark Pharmaceutical Services Group	509,501	(2)
James H. Dickerson, Jr.	President, Chief Operating Officer and Director	324,774	(2)
Edward L. Hardin, Jr.	Executive Vice President, General Counsel and Director	488,717	(2)
Howard A. McLure	Executive Vice President and Chief Financial Officer	272,000	(2)
Edwin M. Banks	Director	68,620	(2)
C. David Brown II	Director	30,250	(2)
Colleen Conway-Welch	Director	19,300	(2)
Harris Diamond	Director	42,000	(2)
Kristen E. Gibney Williams	Director	85,250	(2)
Roger L. Headrick	Director	212,500	(2)
Ted H. McCourtney	Director	190,091	(2)
C.A. Lance Piccolo	Director	735,891	(2)
All executive officers and directors as a group (19 persons)		12,427,205	5.31%

(1)
The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of the Company's directors and Named Executive Officers may disclaim beneficial ownership of certain shares included in the table, and certain of the shares included in the table represent options to purchase shares, described as follows:

  •
  Mr. Crawford—includes options to purchase 8,276,000 shares.

  •
  Mr. Arlotta—includes options to purchase 496,000 shares and 730 shares held by his son. Mr. Arlotta disclaims beneficial ownership of the shares held by his son.

  •
  Mr. Dickerson—includes options to purchase 299,774 shares.

  •
  Mr. Hardin—includes options to purchase 481,500 shares, and includes 350 shares held by his son and 5,000 shares held by his spouse. Mr. Hardin disclaims beneficial ownership of the shares held by his son and his spouse.

  •
  Mr. McLure—includes options to purchase 268,500 shares.

    •
    Mr. Banks—includes options to purchase 46,125 shares.

    •
    Mr. Brown—includes options to purchase 25,250 shares.

    •
    Dr. Conway-Welch—includes options to purchase 17,000 shares.

    •
    Mr. Diamond—includes options to purchase 42,000 shares.

    •
    Ms. Gibney Williams—includes options to purchase 75,250 shares.

    •
    Mr. Headrick—includes options to purchase 175,250 shares and includes 1,250 shares held by his spouse. Mr. Headrick disclaims beneficial ownership of the shares held by his spouse.

    •
    Mr. McCourtney—includes options to purchase 135,250 shares.

    •
    Mr. Piccolo—includes options to purchase 600,250 shares.

(2)
Less than one percent.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based upon a review of filings with the Securities and Exchange Commission ("SEC") and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during 2001 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception that Dr. Conway-Welch's Form 3 to report her initial holdings upon becoming a director of the Company was not timely filed. This late filing resulted from administrative oversight at the Company, and the appropriate form has been filed with the SEC.

EXECUTIVE COMPENSATION SUMMARY

        The following table sets forth information concerning total compensation earned or paid for services rendered to the Company during each of the last three fiscal years to the Named Executive Officers.

Long-Term Compensation
Annual Compensation
Name	Fiscal Year						Other Annual Compensation			Number of Stock Options Granted	All Other Compensation(10)
		Salary		Bonus
Edwin M. Crawford Chairman of the Board and Chief Executive Officer	2001 2000 1999	$ $ $	1,294,231 980,769 1,000,008	$ $ $	0 0 2,000,000	(1) (1)	$ $ $	207,299 78,919 298,096	(2) (3) (4)	2,500,000 3,875,000 500,000	$ $ $	308,513 318,764 239,296
John J. Arlotta President and Chief Operating Officer, Caremark Pharmaceutical Services Group	2001 2000 1999	$ $ $	536,539 500,000 436,058	$ $ $	500,000 500,000 500,000		$ $	62,245 121,482	(5) (6) (7)	0 75,000 300,000	$ $ $	72,784 41,347 69,016
James H. Dickerson, Jr. President and Chief Operating Officer	2001 2000 1999	$ $ $	636,538 523,077 400,008	$ $ $	425,000 400,000 400,000		$ $	89,461 57,296	(8) (9) (7)	350,000 345,931 100,000	$ $ $	166,959 186,911 152,044
Edward L. Hardin, Jr. Executive Vice President and General Counsel	2001 2000 1999	$ $ $	488,885 465,865 450,000	$ $ $	475,000 475,000 400,000				(7) (7) (7)	75,000 0 175,000	$ $ $	199,495 199,718 84,375
Howard A. McLure Executive Vice President and Chief Financial Officer	2001 2000 1999	$ $ $	306,924 269,135 235,000	$ $ $	213,750 200,000 176,250				(7) (7) (7)	100,000 50,000 125,000	$ $ $	83,674 58,150 55,403

(1)
In March 2000, Mr. Crawford agreed to forego his cash bonus for 1999 and each following fiscal year during the term of his employment agreement in exchange for a one-time grant of an option to purchase 3,875,000 shares of the Company's common stock. Please see "Compensation Committee Report on Executive Compensation—Chief Executive Officer Compensation" below.

(2)
The other annual compensation shown for Mr. Crawford in 2001 includes $195,299 in value for personal use of a Company plane and a $12,000 car allowance.

(3)
The other annual compensation shown for Mr. Crawford in 2000 included $66,919 in value for personal use of a Company plane and a $12,000 car allowance.

(4)
The other annual compensation shown for Mr. Crawford in 1999 included $166,155 for relocation expenses and $77,579 for taxable compensation for life insurance.

(5)
The other annual compensation shown for Mr. Arlotta in 2001 includes $51,445 for the rental of an apartment for Mr. Arlotta's use in the Northbrook, Illinois area and a $10,800 car allowance.

(6)
The other annual compensation shown for Mr. Arlotta in 2000 includes $27,471.42 for the rental of an apartment for Mr. Arlotta's use in the Northbrook, Illinois area. In 2000, the Company issued revised W-2 forms to Mr. Arlotta for apartment rental paid in previous years—$25,280 in 1999, $25,115 in 1998, and $5,647 in 1997. The Company reimbursed Mr. Arlotta $5,181, which he was required to pay in interest to the Internal Revenue Service. In addition, Mr. Arlotta received a gross-up payment of $53,088 for taxes related to the apartment rental in 1999, 1998 and 1997, and a gross-up payment of $24,941 for 2000. Mr. Arlotta also received a $10,800 car allowance.

(7)
Dollar value of perquisites and other personal benefits was less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the officer.

(8)
The other annual compensation shown for Mr. Dickerson in 2001 includes $77,461 in value for personal use of a Company plane and a $12,000 car allowance.

(9)
The other annual compensation shown for Mr. Dickerson in 2000 includes $45,296 in value for personal use of a Company plane and a $12,000 car allowance.

(10)
All other compensation for 2001 for the Named Executive Officers includes the following:

  •
  Mr. Crawford—$194,860 paid for a split dollar life insurance premium; $43,718 paid for term life insurance coverage; $2,640 in imputed income received for insurance premiums; $17,295 paid for a long-term disability policy; and $50,000 paid under the Executive Flexible Benefit Plan.

  •
  Mr. Arlotta—$39,860 paid for a split dollar life insurance premium; $2,824 in imputed income received for insurance premiums; $25,000 paid under the Executive Flexible Benefit Plan; and $5,100 paid as an employer match under the Company's 401(k) plan.

  •
  Mr. Dickerson—$43,234 in imputed income related to the salary advance discussed in "Compensation Committee Report on Executive Compensation—Employment Agreements with Named Executive Officers"; $71,388 paid for a split dollar life insurance premium; $2,337 in imputed income received for insurance premiums; and $50,000 paid under the Executive Flexible Benefit Plan.

  •
  Mr. Hardin—$141,029 paid for split dollar life insurance premiums; $3,366 in imputed income received for insurance premiums; $50,000 paid under the Executive Flexible Benefit Plan; and $5,100 paid as an employer match under the Company's 401(k) plan.

  •
  Mr. McLure—$29,723 paid for split dollar life insurance premiums; $882 in imputed income received for insurance premiums; $50,000 paid under the Executive Flexible Benefit Plan; and $3,069 paid as an employer match under the Company's 401(k) plan.

OPTION GRANTS DURING 2001

        The following table sets forth information with respect to option grants to the Named Executive Officers during 2001 and the potential realizable value of such stock option grants. The potential realizable value is calculated based on the term of the option at the time of its grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price/ Share	Expiration Date
					5%	10%
Edwin M. Crawford	2,500,000	38.42%	$16.86	8/28/11	$26,507,909	$67,176,245
James H. Dickerson, Jr.	350,000	5.38%	$13.21	11/7/11	$2,907,694	$7,368,668
Edward L. Hardin, Jr.	75,000	1.15%	$13.21	11/7/11	$623,077	$1,579,000
Howard A. McLure	100,000	1.54%	$13.21	11/7/11	$830,770	$2,105,334

(1)
Each of the options granted to Mr. Crawford, Mr. Dickerson, Mr. Hardin and Mr. McLure vest over a two-year period, with 34% of the options vesting on the date of grant, 33% of the options vesting on the first anniversary of the date of grant, and the remaining 33% of the options vesting on the second anniversary of the date of grant.

AGGREGATED OPTIONS EXERCISED DURING 2001
AND
YEAR-END OPTION VALUES

	Option Exercises During 2001
				Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End(1)
Name	Shares Acquired on Exercise
			Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Edwin M. Crawford	200,000	(2)	$2,714,000	6,997,250	2,928,750	$76,048,123	$15,153,188
John J. Arlotta	60,001	(3)	$825,014	571,250	24,750	$6,347,356	$103,579
James H. Dickerson, Jr.	65,000	(4)	$885,536	406,774	345,157	$3,561,746	$1,954,328
Edward L. Hardin, Jr.	—		—	506,500	49,500	$5,763,398	$153,450
Howard A. McLure	—		—	268,500	82,500	$2,709,720	$273,653

(1)
In accordance with SEC rules, values are calculated by subtracting the exercise price of the stock option from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $16.31, the closing price of the Company's common stock as reported on the New York Stock Exchange on December 31, 2001.

(2)
On August 29, 2001, Mr. Crawford exercised an option for 200,000 shares with an exercise price of $3.25, and sold the shares for $16.82.

(3)
On August 29, 2001, Mr. Arlotta exercised an option for 60,001 shares with an exercise price of $3.00, and sold the shares for $16.75.

(4)
On August 20, 2001, Mr. Dickerson exercised an option for 44,000 shares with an exercise price of $4.1875, and sold the shares for $17.5044; exercised an option for 20,000 shares with an exercise price of $3.25, and sold the shares for $17.5044; and exercised an option for 1,000 shares with an exercise price of $3.00, and sold the shares for $17.5044.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

DIRECTOR COMPENSATION

        Directors who are employees of the Company are not compensated for their additional services as directors. Each non-employee director receives $3,000 for each Board meeting attended in person, and $1,000 for each Board meeting attended by telephone. Non-employee directors who serve on the Audit, Compensation and Finance Committees receive $1,000 for each committee meeting attended in person. In addition, beginning in 2002, each non-employee director will receive a $25,000 annual retainer. Non-employee directors also receive an annual grant of an option to purchase 25,000 shares of the Company's common stock.

BOARD AND COMMITTEE MEETING ATTENDANCE

        The Board of Directors met in person or by telephone 6 times during 2001. Each director attended more than 75% of the total number of meetings of the Board and Board committees on which he or she served, with the exception of Mr. McCourtney, who attended 3 of 6 Board meetings and 3 of 4 Audit Committee meetings.

BOARD COMMITTEES

        The Board of Directors has established the Audit, Compensation, Finance and Nominating Committees. All committees except the Finance Committee are staffed by non-employee directors.

        Audit Committee.    Mr. Headrick is the Chairman of the Audit Committee, and Dr. Conway-Welch, Ms. Gibney Williams and Mr. McCourtney serve as members. The Audit Committee met 4 times in 2001. Its duties include:

  •
  Making recommendations to the Board of Directors with respect to the Company's financial statements and the appointment of independent auditors;

  •
  Reviewing significant audit and accounting policies and practices;

  •
  Meeting with the Company's independent accountants on matters such as the scope of audits and reports;

  •
  Reviewing the performance of overall accounting and financial controls of the Company; and

  •
  Reviewing the Company's compliance programs and policies and monitoring results of these compliance efforts.

        Compensation Committee.    Mr. Diamond is the Chairman of the Compensation Committee, and Mr. Banks, Mr. Brown and Mr. Piccolo serve as members. The Compensation Committee met 4 times in 2001. Its duties include:

  •
  Recommending compensation and benefit programs for the Company to the Board of Directors;

  •
  Administering the Company's stock option plans;

  •
  Reviewing the performance of the officers of the Company;

  •
  Setting executive compensation levels; and

  •
  Reporting to the stockholders about executive compensation.

        Finance Committee.    Mr. Piccolo is the Chairman of the Finance Committee, and Mr. Banks and Mr. Dickerson serve as members. The Finance Committee met once in 2001. Its duties include:

  •
  Advising the Board of Directors on the financial policies and procedures of the Company;

  •
  Reviewing the credit facilities of the Company and financing alternatives available to the Company; and

  •
  Evaluating strategic business development opportunities.

        Nominating Committee.    At the beginning of each calendar year, a Nominating Committee is formed by the Board of Directors for the sole purpose of selecting a slate of nominees for the Board of Directors to be voted on at that year's annual meeting of stockholders. Mr. Banks, Mr. Brown, Dr. Conway-Welch and Mr. Piccolo serve as members of the 2002 Nominating Committee, which was formed at the meeting of the Board of Directors held on February 19, 2002. The Nominating Committee has nominated Mr. Crawford, Mr. Dickerson, Ms. Gibney Williams and Mr. Hardin for reelection as Class II Board members. The Nominating Committee may consider stockholder nominees for the Board of Directors if submitted in accordance with the Company's bylaws. See "Additional Information—Making Proposals for the 2003 Annual Meeting" below.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee determines each executive officer's compensation, subject to the approval of the Board of Directors. The Compensation Committee makes recommendations to the Board of Directors about appropriate levels of compensation for certain executive officers and key employees and compensation and benefit programs for the Company as a whole. These recommendations are based on several factors, including:

  •
  Enabling the Company to compete effectively for the services of qualified officers and key employees;

  •
  Giving such officers and employees appropriate incentives to pursue the maximization of long-term stockholder value; and

  •
  Recognizing the success of such officers and employees in achieving both qualitative and quantitative goals for the benefit of the Company and its stockholders.

COMPENSATION PHILOSOPHY

        The Company's executive compensation program is structured and administered to support the Company's business mission. That mission focuses on the design and administration of pharmaceutical services aimed at reducing the costs and improving the safety, effectiveness and convenience of prescription drug use. The basic principles of the philosophy are designed to provide three types of compensation:

  •
  Base salaries that represent competitive compensation for the Company's executive officers;

  •
  Cash incentive compensation, or bonuses; and

  •
  Equity-based incentive components.

        Base Salary.    Each executive's annual base salary, including the base salary of the Chief Executive Officer, is based primarily upon the competitive market for the executive's services. It is the Compensation Committee's goal that the Company pay market-level compensation for market-level performance. The Compensation Committee therefore considers the levels of compensation paid by other companies in determining appropriate levels of compensation for the Company's executives. Base salary decisions, however, are not targeted to specific compensation amounts paid by other companies.

        The Compensation Committee also evaluates certain qualitative factors relating to each executive officer's performance during the preceding year, including:

  •
  Experience;

  •
  Responsibilities assumed;

  •
  Demonstrated leadership ability;

  •
  Overall effectiveness;

  •
  The level of an executive's compensation in relation to other executives in the Company with the same, more or less responsibilities; and

  •
  The performance of the executive's division or group in relation to established operating budgets.

Compensation arrangements for executives are often set forth in employment contracts with specified terms, which are reviewed and approved by the Compensation Committee.

        Incentive Compensation.    In addition to base salary, the Compensation Committee recommends annual cash bonuses for executives of the Company, based upon the performance of the Company and the executive during the applicable year. In general, individual annual cash incentive bonuses for executives are established pursuant to the employment agreement of the executive or, in the absence of an employment agreement, pursuant to the Company's Management Incentive Compensation Plan. Nevertheless, the individual bonuses are subject to approval and modification by the Compensation Committee and such executive's superiors on a basis that takes into account each executive's success in achieving standards of individual and corporate performance. These standards may or may not be quantitative.

        Stock Options.    The Company uses stock option award grants as a tool to encourage its executives to work to meet the Company's operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to the Company's success in enhancing its market value over time, the Compensation Committee feels that such grants align the interests of management and stockholders. Under the Company's various stock option plans, specific grants are determined by taking into account:

  •
  An executive's current responsibilities;

  •
  His or her historical performance;

  •
  The desirability of his or her long-term services; and

  •
  His or her perceived contributions to the Company's operations and growth.

        Stock option award grants are also used to provide an incentive to newly promoted executives at the time that they are asked to assume greater responsibilities. In determining whether to make a grant, the Compensation Committee considers prior grants of stock options and shares of the Company's common stock currently held, as well as the recipient's success in meeting operational goals and level of responsibility. However, no fixed formula is used to determine particular grants. The Compensation Committee believes that the opportunity to acquire a significant equity interest in the Company is a strong motivation for the Company's executives to pursue the long-term interests of the Company and its stockholders, and promotes retention of key executives.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

        Mr. Arlotta.    Effective February 25, 2002, Mr. Arlotta and the Company entered into a consulting and noncompetition agreement for a three-year term. The agreement provides that Mr. Arlotta will receive $45,833.33 per month. In addition, Mr. Arlotta will receive a payment of $550,000 for each year during the term of the agreement if and when annual distributions are made to eligible participants under the Company's Management Incentive Compensation Plan. The agreement also provides for the total vesting of all stock options previously granted to Mr. Arlotta by the Company. In addition to serving as a consultant to the Company, Mr. Arlotta agrees not to compete, either directly or indirectly, with the Company in the business of providing pharmaceutical services to sponsors of health benefit plans or individuals for a period of three years, and not to solicit the Company's employees, customers or suppliers for a period of five years. Mr. Arlotta's previous employment agreement with the Company, which was terminated by the consulting and noncompetition agreement, became effective on January 1, 2000 and provided the terms of his employment as an executive officer of the Company in 2001. The agreement provided that Mr. Arlotta would serve as President and Chief Operating Officer of Caremark Pharmaceutical Services Group for an initial annual base salary of $500,000, subject to periodic review and adjustment. Mr. Arlotta's base salary compensation during 2001 was $536,539. In addition, Mr. Arlotta was eligible to receive an annual performance bonus, with a stated target of up to 100% of his annual base salary, at the discretion of the Chief Executive Officer and subject to periodic review and adjustment.

        Mr. Dickerson.    Mr. Dickerson's employment agreement, which became effective on May 1, 2000, provides that he will serve as President and Chief Operating Officer of the Company for a three-year term. The agreement provides for an initial annual base salary of $600,000, subject to periodic review by the Board of Directors or a committee of the Board. Mr. Dickerson's base salary compensation during 2001 was $636,538. Mr. Dickerson received a salary advance of $600,000, grossed up for tax purposes, which will be forgiven by the Company if Mr. Dickerson remains employed until May 1, 2002. If Mr. Dickerson voluntarily terminates his employment with the Company prior to that date, other than for "Good Reason", he must repay 1/24th of the advance for each full calendar month such termination precedes May 1, 2002. As an inducement to enter into the agreement, Mr. Dickerson received a non-qualified option to purchase 150,000 shares of common stock at an exercise price of $4.1875 per share. Mr. Dickerson is eligible to receive an annual bonus of up to 100% of his annual base salary, based on his performance, at the discretion of the Chief Executive Officer. His incentive compensation is subject to periodic review and adjustment by the Board or a committee of the Board. Mr. Dickerson exercised an option under his employment agreement to waive one-third of his annual bonus throughout the term of the agreement in exchange for a one-time grant of an option to purchase 195,931 shares of common stock at an exercise price of $6.44 per share, which represents 115% of the 50-day average price of the Company's common stock during the period preceding execution of the agreement. On February 19, 2002, Mr. Dickerson's employment agreement was amended to conform the definition of "Change in Control" to that in the Company's stock option plans and to modify termination rights and compensation for Mr. Dickerson upon the occurrence of a Change in Control.

        Mr. Hardin.    Mr. Hardin's employment agreement, which became effective on June 16, 1998, provides that he will serve as Executive Vice President and General Counsel of the Company for an initial term through June 16, 2001. The term is automatically extended for an additional year on each anniversary thereof unless the Company gives Mr. Hardin written notice of non-extension at least 30 days prior to such anniversary. The agreement provides for an initial annual base salary of $450,000, subject to periodic review by the Board of Directors or a committee of the Board, but in no event will Mr. Hardin's salary be reduced below $450,000 in any calendar year during the term. Mr. Hardin's base salary compensation during 2001 was $488,885. As an inducement to enter into the agreement, Mr. Hardin received a non-qualified option to purchase 400,000 shares of common stock at an exercise price of $3.25 per share. Mr. Hardin was eligible to receive a bonus of up to $400,000 for services rendered during 1998, at the discretion of the Chief Executive Officer. Mr. Hardin's employment agreement was amended on March 8, 2000 to eliminate any ambiguity as to his incentive compensation arrangement, and to confirm that he is eligible to receive, in years subsequent to 1998, a bonus of up to 100% of his base salary, based on his performance, at the discretion of the Chief Executive Officer. On February 19, 2002, Mr. Hardin's employment agreement was amended to conform the definition of "Change in Control" to that in the Company's stock option plans.

        Mr. McLure.    Mr. McLure's employment agreement, which became effective on December 3, 2001, provides that he will serve as Executive Vice President and Chief Financial Officer on an "at will" basis. The agreement provides for an annual salary of $315,000, subject to periodic review and adjustment. In addition, Mr. McLure is eligible to receive an annual performance bonus, with a stated target of up to 75% of his base salary, at the discretion of the Chief Executive Officer and subject to periodic review and adjustment. The employment agreement amended Mr. McLure's prior employment agreement to modify termination rights for Mr. McLure upon the occurrence of a Change in Control. Prior to December 3, 2001, Mr. McLure was employed pursuant to an employment agreement which provided for an initial annual salary of $285,000, subject to periodic review and adjustment, and an annual performance bonus of up to 75% of his base salary, at the discretion of the Chief Executive Officer and subject to periodic review and adjustment. Mr. McLure's base salary compensation during 2001 was $306,924.

        Mr. Dickerson, Mr. Hardin, Mr. McLure, and Mr. Arlotta are eligible for other benefits customarily provided by the Company to its executive employees. The employment agreements of Mr. Dickerson and Mr. Hardin entitle each of them to certain "gross up" payments related to any excise tax which may be imposed by Section 4999 of the Internal Revenue Code. The employment agreements of Mr. Dickerson, Mr. Hardin and Mr. McLure also contain provisions regarding pay and benefits upon certain termination and Change in Control events, as well as noncompete, nonsolicitation and nondisclosure provisions. Mr. Arlotta's consulting and noncompetition agreement contains provisions regarding pay and benefits upon early termination, as well as noncompete, nonsolicitation and nondisclosure provisions. The chart below describes the compensation payable upon the occurrence of various termination or Change in Control events described in the employment agreements of Mr. Dickerson, Mr. Hardin and Mr. McLure. The terms "Cause," "Change in Control," "Disability," "Good Reason," and "Gross-Up Payment" are all used as defined in the respective employment agreements.

Named Executive Officer	Termination for Cause or without Good Reason	Termination due to Death, Disability or Retirement	Termination without Cause or with Good Reason	Termination upon Change in Control
Mr. Dickerson	Salary and accrued bonus through the termination date; certain benefits and payments under applicable benefit plans and policies; all other rights under the agreement terminated.	Salary for the remainder of the term and accrued bonus through termination date in a lump sum, but no provision if Mr. Dickerson voluntarily retires.	Salary for the remainder of the term and accrued bonus through termination date in a lump sum; continued benefits for the remainder of the term.	If successor employer does not confirm assumption of agreement, or if Mr. Dickerson terminates the agreement, salary and bonus for three years in a lump sum; continued benefits for three years; a Gross-Up Payment for excise tax.
Mr. Hardin	Salary and accrued bonus through the termination date; certain benefits and payments under applicable benefit plans and policies; all other rights under the agreement terminated.	Salary for the remainder of the term and accrued bonus through the termination date in a lump sum.	Salary and bonus for the remainder of the term in a lump sum; continued benefits for the remainder of the term.
If successor employer does not confirm assumption of agreement, salary and bonus for the remainder of the term in a lump sum; continued benefits for the remainder of the term; a Gross-Up Payment for excise tax.
Mr. McLure	Salary through the termination date; certain benefits and payments under applicable benefit plans and policies; all other rights under the agreement terminated.
		If termination is due to death, disability or resignation, salary through the termination date; certain benefits and payments under applicable benefit plans and policies; all other rights under the agreement terminated.	Salary and bonus for one year in a lump sum; continued benefits for one year. No provision for "Good Reason" termination.	If successor employer does not confirm assumption of agreement, or if Mr. McLure terminates the agreement, salary and bonus for two years in a lump sum; continued benefits for two years.

        The employment agreement between the Company and Mr. Crawford is described in "Chief Executive Officer Compensation."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Throughout 2001, the Compensation Committee was composed entirely of non-employee directors. Mr. Brown has served on the Compensation Committee since May 31, 2001. Since March 2000, he has served as Chairman of the Firm for Broad and Cassel, a law firm which provided legal services to the Company in 2001.

INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION

        Section 162(m) of the Code generally disallows a tax deduction to publicly-held corporations for compensation in excess of $1,000,000 in any taxable year that is paid to a corporation's chief executive officer or to the four most highly compensated executive officers. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of Section 162(m) of the Code. Various criteria must be satisfied to meet the "performance based" standard including, among others, requirements to determine whether members of the Compensation Committee are "outside" directors and limitations regarding the maximum number of shares subject to options that can be awarded under any option plan to an executive during a specified time.

        The Compensation Committee of the Board of Directors has decided, in certain cases, to award compensation that does not meet the requirements for deductibility under Section 162(m). The Compensation Committee believes it is sometimes necessary to award compensation based on performance and competitive factors rather than tax or legislative policy. A portion of the compensation awarded to certain Named Executive Officers in 2001 does not meet the deductibility requirements of Section 162(m). The Board and the Compensation Committee reserve the authority to award non-deductible compensation in circumstances they deem appropriate.

CHIEF EXECUTIVE OFFICER COMPENSATION

        Mr. Crawford joined the Company in March 1998 as President and Chief Executive Officer. His employment agreement initially provided that he would be employed in that capacity for a five-year term beginning March 18, 1998. As an inducement to join the Company, Mr. Crawford received a sign-on bonus of $1,000,000. Mr. Crawford also received a non-qualified option to purchase 3,250,000 shares of common stock at $10 per share. In order to increase Mr. Crawford's incentive to generate long-term stockholder value and to assist in retention of his management talents and expertise, this option grant, which is now fully vested, was cancelled and regranted at a price of $3.25 per share in August 1998 pursuant to an amendment to his employment agreement. The agreement was further amended in December 1998 to reflect Mr. Crawford's election as Chairman of the Board of Directors.

        As discussed above in "Compensation Philosophy," the Compensation Committee has determined that equity-based incentive compensation will motivate the Chief Executive Officer and other executives to achieve strategic business objectives over the long-term, thereby aligning the interests of the Company's executives with those of the stockholders. Consistent with the Company's compensation philosophy, Mr. Crawford received a grant of an option to purchase 500,000 shares of the Company's stock at a price of $5.4375 per share when the Company's 1998 target performance goals were met. This option grant is now fully vested.

        The agreement initially provided for an annual base salary of not less than $1,000,000, subject to increase at the discretion of the Compensation Committee. In November 2000, the Compensation Committee approved an increase of Mr. Crawford's annual base salary to $1,300,000, which became effective on January 1, 2001. The agreement, prior to the March 2000 amendment discussed below, also entitled Mr. Crawford to receive an annual cash incentive bonus of up to two times his annual base salary, subject to increase at the discretion of the Board of Directors. The payment of this bonus was dependent upon the Company's achievement of certain target performance goals for each year.

        In March 2000, the Company amended Mr. Crawford's employment agreement to provide that Mr. Crawford would forego his cash bonus for fiscal year 1999 and for each following fiscal year during the term of his employment agreement in exchange for a one-time grant of an option to purchase 3,875,000 shares of the Company's common stock at an exercise price equal to 115% of the closing price of the Company's common stock on March 8, 2000, the date of grant. This option grant is now fully vested.

        On August 28, 2001, the Company amended Mr. Crawford's employment agreement to extend the term of the agreement through September 1, 2006. The term will be automatically extended for an additional year each March 18 unless the Company gives Mr. Crawford written notice of non-extension at least 30 days prior to such date.

        Mr. Crawford's compensation for 2001 included base salary compensation of $1,294,231 and a grant of an option to purchase 2,500,000 shares of the Company's common stock at an exercise price of $16.86 per share. The Compensation Committee believes that this compensation reflects Mr. Crawford's success in achieving certain performance objectives in 2001 and progress toward achieving stockholder value over time.

        Mr. Crawford is eligible for other benefits customarily found in executive employment agreements, and is subject to noncompete, nonsolicitation and nondisclosure provisions. His employment agreement also contains provisions regarding pay and benefits upon certain termination and "Change in Control" events. If the agreement is terminated for "Cause" or without "Good Reason", as defined in the agreement, Mr. Crawford will receive payment of any previously unpaid base salary through the date of termination, and payment of all amounts due under the terms of the Company's employee retirement, benefit and welfare plans at the time of termination. If Mr. Crawford is terminated for any reason other than Cause or if he terminates for Good Reason, he is entitled to a lump sum payment equal to his then current base salary and bonus for the longer of the remainder of the agreement term or three years; payment of amounts due to him under the terms of the Company's employee retirement, benefit, and welfare plans at the time of such termination; and immediate vesting of all stock options. In the case of disability, all of Mr. Crawford's stock options will immediately vest. In the case of death, Mr. Crawford's estate is entitled to a lump sum payment equal to his base salary and bonus for the longer of the remainder of the agreement term or three years, and immediate vesting of all stock options. In addition, Mr. Crawford is entitled to certain "gross up" payments related to any excise tax which may be imposed by Section 4999 of the Internal Revenue Code.

Compensation Committee
Harris Diamond, Chairman
Edwin M. Banks
C. David Brown II
C.A. Lance Piccolo

RELATIONSHIP WITH
INDEPENDENT PUBLIC ACCOUNTANTS

        On May 31, 2001, the Audit Committee approved the engagement of Arthur Andersen LLP ("Arthur Andersen") as the Company's certifying independent public accountants for the year ended December 31, 2001.

        On November 29, 2000, the Audit Committee of the Board of Directors approved the dismissal of Ernst & Young LLP ("E&Y") as the Company's certifying independent public accountants. The report of E&Y for the year ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion and was not otherwise qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the Company's financial statements for the year ended December 31, 1999, and in the subsequent interim periods, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to such matter in connection with its report. In addition, during the two most recent fiscal years and through the date of E&Y's dismissal, there have been no "reportable events" as defined in Regulation S-K Item 304(a)(1)(v).

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

        Audit Fees.    The aggregate fees billed by Arthur Andersen for the audit of the Company's consolidated financial statements for the year ended December 31, 2001 were $490,000. The Company paid approximately $106,965 to Arthur Andersen for the reviews of the quarterly consolidated financial statements included in the Company's Forms 10-Q during the year ended December 31, 2001.

        All Other Fees.    During 2001, aggregate fees billed by Arthur Andersen for services rendered to the Company other than audit services were $1,985,302. This figure includes fees of $107,210 for audits of certain of the Company's subsidiaries and agreed upon procedures related to certain of the Company's contracts, $1,178,140 for certain Health Insurance Portability and Accountability Act assessment services, $381,869 for litigation support services, $20,182 for accounting research and consultation, $294,401 for tax research and consultation, and $3,500 for executive financial planning. The Audit Committee has concluded that the provision of these services is compatible with maintaining the independence of Arthur Andersen.

AUDIT COMMITTEE REPORT

        Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's role is to assist the Board of Directors in fulfilling its responsibilities for the Company's accounting and financial reporting practices, and to provide a channel of communication between the Board of Directors and the Company's independent auditors and internal audit and compliance staff. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

        The Audit Committee, which is comprised of four non-employee directors, operates pursuant to a Charter that was adopted by the Board of Directors on October 13, 1999. The Board of Directors has determined that each Audit Committee member is "independent" as that term is defined by New York Stock Exchange listing standards. During its 4 meetings held in 2001, the Audit Committee met with senior members of the Company's financial team, the Vice President of Internal Audit Services, the Chief Compliance Officer and the Company's independent auditors, Arthur Andersen. The Audit Committee's agenda is established by its Chairman and the Vice President of Internal Audit Services. The Audit

Committee also conducted private sessions with Arthur Andersen for purposes of engaging in candid discussions about financial management, accounting and internal control issues.

        The Audit Committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2001 with management, the internal auditors and Arthur Andersen. The Audit Committee also discussed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) with Arthur Andersen. Arthur Andersen provided to the Audit Committee the written report required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee evaluated their independence from the Company. In making this evaluation, the Audit Committee concluded that the provision of non-audit services by Arthur Andersen, and the amount of fees paid for both audit and non-audit services, are compatible with maintaining the auditor's independence.

        Based on its reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, which was filed with the SEC on February 20, 2002.

Audit Committee
Roger L. Headrick, Chairman
Colleen Conway-Welch
Kristen E. Gibney Williams
Ted H. McCourtney

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In connection with the acquisition of Caremark International Inc. in September 1996, the employment of Mr. Piccolo, now a director of the Company, was terminated, entitling him to severance payments of $2,805,426 and certain other benefits provided in his severance agreement. The Company and Mr. Piccolo also entered into a consulting agreement (the "Piccolo Agreement"). The term of the Piccolo Agreement is ten years, unless earlier terminated. Over the course of such ten-year period, Mr. Piccolo will be paid consulting fees totaling approximately $5.4 million. The "gross up" provisions of his severance agreement also apply to payments made pursuant to the Piccolo Agreement in the event such consulting payments are determined to be "excess parachute" payments. Mr. Piccolo and his spouse are eligible to participate in all health and medical employee benefit plans and programs available, from time to time, to employees of the Company until he reaches the age of 65. After age 65, Mr. Piccolo and his spouse will be provided with a prescription drug program comparable to that provided to the Company's employees. Mr. Piccolo is provided with adequate office space and secretarial support, as well as reimbursement of reasonable expenses, and is subject to certain noncompete and confidentiality restrictions.

        The Company agreed in Mr. Crawford's employment agreement to purchase his personal residence in Atlanta, Georgia to facilitate his relocation to Birmingham, Alabama following his employment by the Company in March 1998. Mr. Crawford did not implement this provision of his employment agreement, and the Company did not acquire his former Atlanta residence. In 2000, the Company agreed instead to purchase Mr. Crawford's initial Birmingham residence in connection with his move to another Birmingham residence. After receiving appraisals from two independent residential appraisal firms, the Company purchased Mr. Crawford's personal residence for $1,097,000. The Company sold the residence in 2001 for $1,100,000 and retained the net sales proceeds.

        In 2001, the Board of Directors approved a secured, interest-free bridge loan of $1,696,000 to Mr. Dickerson in order to facilitate his relocation from Florida to the Northbrook, Illinois area. The loan was repaid by Mr. Dickerson in full in March 2002.

        Mr. Diamond is the Chief Executive Officer of Weber Shandwick Worldwide ("Weber Shandwick"). The Company has retained Weber Shandwick to advise the Company on investor relations policies and procedures and on communications to shareholders, investment professionals, the investing public and the financial press. The Company pays Weber Shandwick an advance monthly fee of $10,000 plus fees for actual time spent by Weber Shandwick on behalf of the Company in excess of the monthly fee. The Company also reimburses Weber Shandwick for reasonable out-of-pocket expenses. The agreement may be terminated by either party upon 90 days written notice. The Company made payments totaling $423,905 to Weber Shandwick in 2001.

        Since March 2000, Mr. Brown has served as Chairman of the Firm for Broad and Cassel, a law firm which provided legal services to the Company during 2001.

STOCK PRICE PERFORMANCE GRAPH

        The graph below compares the cumulative stockholder return on the Company's common stock with the cumulative return on the Standard & Poor's Health Care 500 Index and the Standard & Poor's 500 Index for the periods indicated. The total return is based on a $100 investment on December 31, 1996.

Company/Index	Dec96	Dec97	Dec98	Dec99	Dec00	Dec01
CAREMARK RX, INC	100	107.83	25.30	24.40	65.36	78.60
S&P 500 INDEX	100	133.36	171.48	207.56	188.66	166.24
HEALTH CARE 500	100	143.72	207.26	190.18	258.55	226.98

        The preceding Stock Price Performance Graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

ADDITIONAL INFORMATION

MAKING PROPOSALS FOR THE 2003 ANNUAL MEETING

        Stockholders interested in presenting a proposal for inclusion in the Company's proxy statement and proxy relating to the Company's 2003 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's bylaws. To be eligible for inclusion in next year's proxy statement, stockholder proposals must be received by the

Company's Corporate Secretary no later than November 26, 2002. In general, any stockholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be submitted in writing to the Corporate Secretary at the principal executive offices of the Company no later than the close of business on January 7, 2003. However, if the date of the 2003 annual meeting is before April 6, 2003, then a stockholder will be able to submit a proposal for consideration no later than the close of business on the 90th day prior to such annual meeting unless less than 60 days notice of the date of the meeting is given, in which case the stockholder must submit a proposal no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or public disclosure was made. Any notification to bring any proposal before the 2003 annual meeting of the stockholders must comply with the requirements of the Company's bylaws. You may obtain a copy of the relevant bylaws provision by contacting the Company's Corporate Secretary.

PROXY SOLICITATION COSTS

        The accompanying proxy is solicited by the Board of Directors for use at the annual meeting of stockholders. The cost of soliciting proxies in the enclosed form will be borne by the Company. The Company has retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York, 10004, to aid in solicitation. For these services the Company will pay Georgeson Shareholder Communications, Inc. a fee of $10,000 and reimburse it for certain out-of-pocket expenses. Additional solicitation may be made by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means by the officers or regular employees of the Company, who will receive no additional compensation. The Company expects to reimburse brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in forwarding solicitation material to the beneficial owners of stock.

ANNUAL REPORT ON FORM 10-K

        The Company is providing to each stockholder as of the record date a copy of the Company's Annual Report on Form 10-K concurrently with this Proxy Statement, including the financial statements and financial statement schedules, as filed with the SEC, except exhibits thereto. The Company will provide copies of the exhibits upon request by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of such exhibits should be mailed to Caremark Rx, Inc., 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244, Attention: Corporate Secretary.

By Order of the Board of Directors,

Sara J. Finley
 Corporate Secretary
Birmingham, Alabama
March 25, 2002

\*/ FOLD AND DETACH HERE \*/

PROXY	Caremark Rx, Inc.

Annual Meeting of Stockholders

May 7, 2002 10:00 a.m.
The Wynfrey Hotel
1000 Riverchase Galleria
Birmingham, Alabama

        Proxy solicited by the Board of Directors for the Annual Meeting of Stockholders on May 7, 2002.

The undersigned hereby appoints Edwin M. Crawford and Sara J. Finley, and each of them, proxies with full power of substitution and resubstitution, for and in the name of the undersigned,to vote all shares of stock of Caremark Rx, Inc.,which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Tuesday, May 7, 2002, 10:00 a.m., Central Time, at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham,Alabama, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement, as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

Instructions for Voting Your Proxy
Caremark Rx, Inc. encourages you to take advantage of a cost-effective, convenient way to vote your shares. You may vote your proxy 24 hours a day, 7 days a week using either a touch-tone telephone or the Internet.Your telephone or Internet vote must be received no later than 5:00 p.m.Eastern Time on May 6, 2002. Your vote authorizes the proxies named on the proxy card below to vote your shares in the same manner as if you marked, signed and returned your proxy card.

• By Telephone (using a touch-tone telephone)    • Through the Internet (using a browser)    • By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had mailed your proxy card.We encourage you to use these cost-effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	Available only until 5:00 p.m.Eastern Time May 6, 2002.
•	On a touch-tone telephone, call TOLL FREE 1-800-932-9931, 24 hours a day, 7 days a week
•	You will be asked to enter ONLY the Control Number shown below
•	Have your proxy card ready, then follow the prerecorded instructions
•	Your vote will be confirmed and cast as you direct
INTERNET VOTING	Available only until 5:00 p.m.Eastern Time May 6, 2002.
•	Visit the Internet voting Website at http://proxy.georgeson.com
•	Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
•	You will incur only your usual Internet access charges
VOTING BY MAIL	Must be received prior to Annual Meeting.
•	Simply sign and date your proxy card and return it in the enclosed postage-paid envelope
COMPANY NUMBER	CONTROL NUMBER
\*/ FOLD AND DETACH HERE \*/

The Board recommends a vote FOR election of the following Directors.

1.	Election of Directors. To withhold authority to vote for a particular nominee, mark "FOR" and write the nominee's number on the line below.	1. 2. 3. 4.	Edwin M. Crawford James H. Dickerson, Jr. Kristen E. Gibney Williams Edward L. Hardin, Jr.	☐	FOR	☐	WITHHOLD FOR ALL

This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted FOR the election of all nominees for director listed on the reverse side and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

☐ Will Attend Annual Meeting	Change of Address (if applicable):
	Date:	, 2002

Signature(s)

Please date, sign exactly as your name appears on your stock certificate and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person. If shares are held jointly, each stockholder must sign. This proxy, if properly executed and delivered, will revoke all previous proxies.

QuickLinks

PROXY STATEMENT
ABOUT THE MEETING
ITEM 1: ELECTION OF DIRECTORS
OTHER ITEMS FOR CONSIDERATION
GENERAL INFORMATION ABOUT THE COMPANY
DIRECTORS CONTINUING IN OFFICE
EXECUTIVE OFFICERS
PRINCIPAL STOCKHOLDERS OF THE COMPANY
STOCK OWNERSHIP OF MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION SUMMARY
OPTION GRANTS DURING 2001
AGGREGATED OPTIONS EXERCISED DURING 2001 AND YEAR-END OPTION VALUES
THE BOARD OF DIRECTORS AND BOARD COMMITTEES
DIRECTOR COMPENSATION
BOARD AND COMMITTEE MEETING ATTENDANCE
BOARD COMMITTEES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION PHILOSOPHY
EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION
CHIEF EXECUTIVE OFFICER COMPENSATION
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PRICE PERFORMANCE GRAPH
ADDITIONAL INFORMATION
MAKING PROPOSALS FOR THE 2003 ANNUAL MEETING
PROXY SOLICITATION COSTS
ANNUAL REPORT ON FORM 10-K